Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Duke Realty Corporation (the “Company”) on Form 10-Q for the quarter ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matthew A. Cohoat, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to  Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/	Matthew A. Cohoat
Matthew A. Cohoat
Executive Vice President and
Chief Financial Officer
Date: May 10, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Duke Realty Corporation, and will be retained by Duke Realty Corporation and furnished to the Securities and Exchange Commission or its staff upon request.